Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (File Nos. 333-259105, 333-268688, 333-279133 and 333-284135), Form S-1MEF (File No. 333-284997), and Form S-3 (File Nos. 333-228624, 333-276263, 333-259145 and 333–283821) of our report dated March 28, 2025, relating to the financial statements of LogicMark, Inc. as of December 31, 2024, which appears in this Annual Report on Form 10-K.

/s/ BPM LLP
Walnut Creek, California
March 28, 2025